UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2014

Alere Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On May 30, 2014, Alere Inc. (the “Company”) and certain of its subsidiaries entered into a Fifth Amendment (the “Credit Agreement Amendment”) to its secured Credit Agreement, dated as of June 30, 2011, with certain lenders, General Electric Capital Corporation as collateral agent and administrative agent, and certain other agents and arrangers, as previously amended.

The Credit Agreement Amendment provides for, among other things, amendments to the Credit Agreement to permit the Company and its subsidiaries to enter into, consummate the transactions contemplated by, and perform their obligations with respect to the BBI Transaction (as defined below). The Credit Agreement Amendment requires Alere to repay outstanding loans under the Credit Agreement in the amount of the net cash proceeds of certain component transactions of the BBI Transaction on the terms provided in the Credit Agreement Amendment; the repayment obligation is conditioned on the consummation of the BBI Transaction. The Credit Agreement Amendment also designates BBI (as defined below) and its subsidiaries following the consummation of the BBI Transaction as “unrestricted” subsidiaries for purposes of the financial covenants and other covenants and restrictions in the Credit Agreement, and permits the Company in the future to designate other subsidiaries as so “unrestricted”, subject to customary terms and conditions; this permission is also conditioned on the consummation of the BBI Transaction. Such unrestricted subsidiaries are generally not bound to comply with the covenants and restrictions in the Credit Agreement. The Company is required to pay certain amendment fees to the consenting lenders under the Credit Agreement Amendment.

The “BBI Transaction” is broadly defined in the Credit Agreement Amendment and the supplemental indentures (discussed below) as the previously announced proposed initial public offering by the Company’s subsidiary BBI Diagnostics Group plc (“BBI”) of its ordinary shares in the United Kingdom and the sale of such shares in certain other jurisdictions, together with certain related transactions anticipated to be conducted by the Company and its subsidiaries in connection therewith as previously announced by the Company.

The description of the Credit Agreement Amendment contained herein is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Modifications to 7.250% Senior Notes due 2018, 8.625% Senior Subordinated Notes due 2018 and 6.500% Senior Subordinated Notes due 2020

On June 5, 2014, the Company completed its previously announced consent solicitations with respect to its 7.250% Senior Notes due 2018 (the “7.250% Notes”), its 8.625% Senior Subordinated Notes due 2018 (the “8.625% Notes”) and its 6.500% Senior Subordinated Notes due 2020 (the “6.500% Notes” and, together with the 7.250% Notes and the 8.625% Notes, the “Notes”) in relation to certain waivers (the “Waivers”) and amendments (the “Amendments” and, together with the Waivers, the “Note Modifications”) under the respective indentures governing the Notes. Following the receipt of the requisite consents from the holders of the Notes, the Company entered into supplemental indentures implementing the Note Modifications, substantially as described in the consent solicitation documents. The Note Modifications will become operative only upon the Company’s payment of the consent fees to the relevant holders as described in the consent solicitation documents, which consent fees the Company expects to pay in connection with the consummation of the BBI Transaction.

Among other matters, the Note Modifications, once operative, will permit the Company and its subsidiaries to enter into, consummate the transactions contemplated by, and perform their obligations with respect to the BBI Transaction. The Company is not obligated to make the Note Modifications operative by paying the consent fees or to consummate the BBI Transaction. If the Company were to cause the Note Modifications to become operative, the Company would pay aggregate consent fees of approximately $9.45 million in connection with the Note Modifications.

With respect to the 7.250% Notes, the Company entered into a seventeenth supplemental indenture by and among, the Company, the subsidiary guarantors party thereto, as guarantors, and The Bank of New York Mellon Trust Company, as trustee (“Bank of New York”), supplementing the fifteenth supplemental indenture, pursuant to which the 7.250% Notes were issued, dated as of December 11, 2012, among the Company, the subsidiary guarantors party thereto and Bank of New York.

With respect to the 8.625% Notes, the Company entered into a seventeenth supplemental indenture by and among the Company, the subsidiary guarantors party thereto, as guarantors, and U.S. Bank National Association, as trustee (“U.S. Bank”), supplementing the ninth supplemental indenture, pursuant to which the 8.625% Notes were issued, dated as of September 21, 2010, among the Company, the subsidiary guarantors party thereto and U.S. Bank.

With respect to the 6.500% Notes, the Company entered into an eighteenth supplemental indenture by and among the Company, the subsidiary guarantors party thereto, as guarantors, and U.S. Bank, as trustee, supplementing the sixteenth supplemental indenture, pursuant to which the 6.500% Notes were issued, dated as of May 24, 2013, among the Company, the subsidiary guarantors party thereto and U.S. Bank.

The descriptions of the supplemental indentures contained herein are qualified in their entirety by reference to each of the supplemental indentures, which are attached as Exhibits 4.1 through Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

IMPORTANT NOTICES

This report does not constitute an offer of securities for sale in the United States, nor may any securities be offered or sold in the United States absent registration or an exemption from registration as provided in the Securities Act of 1933, as amended, and the rules and regulations thereunder. There is no intention to register any portion of the offering in the United States or to conduct a public offering of securities in the United States.

The information contained herein does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, exemption from registration or qualification under the securities laws of any such jurisdiction.

This communication does not constitute an offer of securities to the public in the United Kingdom. Consequently, this communication is directed only at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments falling within Article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (iii) high net worth entities falling within Article 49(2) of the Order and (iv) other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). Any investment activity to which this communication relates will only be available to, and will only be engaged with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The consent solicitations relating to the Notes described in Item 1.01 above expired at 5:00 p.m. New York City time, on June 4, 2014 (the “Consent Expiration”).

With respect to the Note Modifications, as of the Consent Expiration the Company had received the following consents:

Series of Note	Total Dollar Amount Consented	Percent Consented
7.250% Notes	$447,883,000	99.53%
8.625% Notes	$387,260,000	96.82%
6.500% Notes	$424,940,000	99.99%

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Seventeenth Supplemental Indenture dated as of June 5, 2014, amending and supplementing the fifteenth supplemental indenture dated as of December 11, 2012, pursuant to which the 7.250% Notes were issued, among Alere Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, as trustee.

4.2	Seventeenth Supplemental Indenture dated as of June 5, 2014, amending and supplementing the ninth supplemental indenture dated as of September 21, 2010 pursuant to which the 8.625% Notes were issued, among Alere Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

4.3	Eighteenth Supplemental Indenture dated as of June 5, 2014, amending and supplementing the sixteenth supplemental indenture dated as of May 24, 2013 pursuant to which the 6.500% Notes were issued, among Alere Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

10.1	Fifth Amendment to Credit Agreement dated as of May 30, 2014 among Alere Inc., as Borrower, the Lenders party thereto and General Electric Capital Corporation, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

BY:	/s/ Jay McNamara
Jay McNamara
Senior Counsel - Corporate & Finance

Dated: June 5, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1	Seventeenth Supplemental Indenture dated as of June 5, 2014, amending and supplementing the fifteenth supplemental indenture dated as of December 11, 2012, pursuant to which the 7.250% Notes were issued, among Alere Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, as trustee.

4.2	Seventeenth Supplemental Indenture dated as of June 5, 2014, amending and supplementing the ninth supplemental indenture dated as of September 21, 2010 pursuant to which the 8.625% Notes were issued, among Alere Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

4.3	Eighteenth Supplemental Indenture dated as of June 5, 2014, amending and supplementing the sixteenth supplemental indenture dated as of May 24, 2013 pursuant to which the 6.500% Notes were issued, among Alere Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

10.1	Fifth Amendment to Credit Agreement dated as of May 30, 2014 among Alere Inc., as Borrower, the Lenders party thereto and General Electric Capital Corporation, as Administrative Agent.